Health Net, Inc. 21650 Oxnard Street Woodland Hills, CA 91367 818.676.6000 800.291.6911 www.healthnet.com

Contacts:	David Olson 818.676.6978 david.w.olson@healthnet.com	Angie McCabe 818.676.8692 angeline.c.mccabe@healthnet.com

HEALTH NET TO HOST CONFERENCE CALL AND WEBCAST
ON APRIL 30, 2008 TO REPORT FIRST QUARTER EARNINGS RESULTS

THE COMPANY ALSO WILL UPDATE GUIDANCE FOR 2008

LOS ANGELES, April 14, 2008 – Health Net, Inc. (NYSE: HNT) today announced that management will release first quarter 2008 financial results on April 30, 2008, at approximately 8:30 a.m. Eastern time. Management will discuss the company’s first quarter 2008 results and update its 2008 guidance during a conference call and webcast that same morning at approximately 11:00 a.m. Eastern time.

On March 18, 2008, Health Net filed a Form 8-K with the Securities and Exchange Commission stating that it was undertaking a review of its first quarter and full-year 2008 plans to determine if any adjustments to the company’s guidance for the first quarter and/or full-year 2008 would be necessary. The company announced today that its review continues and that management will provide a complete review of the company’s first quarter results and update its full-year 2008 guidance with its April 30, 2008 earnings announcement and on the subsequent conference call that day. Given that the company’s financial review is ongoing, investors are cautioned to not rely on the company’s previously issued first quarter or full-year 2008 guidance.

Health Net’s quarterly earnings conference call, scheduled for 11:00 a.m. Eastern time on April 30, 2008, should be accessed at least 15 minutes prior to its start with the following numbers:

877.795.3604 (Domestic) 888.203.1112 (Replay – Domestic)

719.325.4761 (International) 719.457.0820 (Replay – International)

The access code for both the live conference call and the replay is 1842215. The replay of the conference call will be available through May 5, 2008. A live webcast and replay of the conference call also will be available at www.healthnet.com under “Investor Relations.” The conference call webcast is open to all interested parties. Anyone listening to the company’s conference call will be presumed to have read Health Net’s Annual Report on Form 10-K for the year ended December 31, 2007, and other reports filed by the company from time to time with the Securities and Exchange Commission.

About Health Net

Health Net, Inc. is among the nation’s largest publicly traded managed health care companies. Its mission is to help people be healthy, secure and comfortable. The company’s health plans and government contracts subsidiaries provide health benefits to approximately 6.6 million individuals across the country through group, individual, Medicare, Medicaid and TRICARE and Veterans Affairs programs. Health Net’s behavioral health subsidiary, MHN, provides mental health benefits to approximately 7.0 million individuals in all 50 states. The company’s subsidiaries also offer managed health care products related to prescription drugs, and offer managed health care product coordination for multi-region employers and administrative services for medical groups and self-funded benefits programs.

For more information on Health Net, Inc., please visit the company’s Web site at www.healthnet.com.

Cautionary Statements

All statements in this press release, other than statements of historical information provided herein, may be deemed to be forward-looking statements and as such are subject to a number of risks and uncertainties. These statements are based on management’s analysis, judgment, belief and expectation only as of the date hereof, and are subject to uncertainty and changes in circumstances. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “may,” “should,” “could,” “estimate,” “intend” and other similar expressions are intended to identify forward-looking statements. Actual results could differ materially due to, among other things, rising health care costs, negative prior period claims reserve developments, trends in medical care ratios, issues relating to provider contracts, litigation costs, regulatory issues, operational issues, health care reform and general business conditions. Additional factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the “Risk Factors” section included within the company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements. The company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date of this release.

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